   As filed with the Securities and Exchange Commission on December 26, 2000
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            STANDARD PACIFIC CORP.

               Co-registrants are listed on the following page.
            (Exact name of Registrant as specified in its charter)

           Delaware                                         33-0475989
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                               15326 Alton Parkway
                            Irvine, California 92618
                                 (949) 789-1600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                            Clay A. Halvorsen, Esq.
                 Vice President, General Counsel and Secretary
                             Standard Pacific Corp.
                              15326 Alton Parkway
                           Irvine, California  92618
                                 (949) 789-1600

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                  Copies to:
                          Robert K. Montgomery, Esq.
                          Gibson, Dunn & Crutcher LLP
                            2029 Century Park East
                                  Suite 4000
                      Los Angeles, California  90067-3026
                                (310) 552-8500

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                   (The Facing Page is continued
                                                         on  the following page)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================

 Title of Each Class of Securities  Amount to be    Proposed Maximum Offering  Proposed Maximum Aggregate
        to be Registered            Registered(1)        Price Per Share             Offering Price       Amount of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------

Debt Securities                        (2), (3)               (2)                        (2)                      see below
------------------------------------------------------------------------------------------------------------------------------------

Preferred Stock                        (2), (4)               (2)                        (2)                      see below
------------------------------------------------------------------------------------------------------------------------------------

Common Stock                           (2), (5)               (2)                        (2)                      see below
------------------------------------------------------------------------------------------------------------------------------------

Warrants                               (2), (6)               (2)                        (2)                      see below
------------------------------------------------------------------------------------------------------------------------------------

Guarantees of the Debt
Securities by direct and
indirect subsidiaries of
Standard Pacific Corp.                    (2)                 (2)                        (2)                      see below
====================================================================================================================================

Total                               $350,000,000(2)           (2)                 $350,000,000(2)                 $87,500(7)
====================================================================================================================================


(1) Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $350,000,000. The proposed maximum offering price per unit will be determined from time to time, by the Registrant or other selling security holders in connection with the sale by the Registrant or other selling security holders of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Subject to footnote (2), there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, for the account of the Registrant. If any debt securities are being issued at an original issue discount, then the offering price may be in such greater principal amount as shall result in the aggregate initial offering price not to exceed $350,000,000, less the dollar amount of any securities previously issued hereunder.

(4) Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's preferred stock as may be sold, from time to time, for the account the Registrant, including sales upon exercise of warrants.

(5) Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant's common stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant, and up to 1,500,000 shares of the Registrant's common stock as may be sold from time to time by the selling security holders. There is also being registered hereunder an indeterminate number of shares of the Registrant's common stock, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant, as shall be issuable upon conversion of the preferred stock or debt securities or exercise of warrants registered hereby. Each share of the Registrant's common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement between the Registrant and First Chicago Trust Company, as Rights Agent, as amended.

(6) Subject to footnote (2), there is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of preferred stock or common stock of the Registrant, including shares of other classes or series of the Registrant's stock that may be issued upon reclassification of unissued, authorized stock of the Registrant registered pursuant to this Registration Statement.

(7) Pursuant to rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

    The following direct and indirect subsidiaries of the Registrant may guarantee certain of the debt securities and are co-registrants under this registration statement:


                                                      Jurisdiction of Incorporation or       I.R.S. Employer Identification No.
         Name of Co-Registrant                                Organization
Standard Pacific Active Adult Communities, Inc.                   Delaware                               33-0919667
Standard Pacific of Arizona, Inc.                                 Delaware                               86-0927144
Standard Pacific Construction, Inc.                               Delaware                               86-0927140
Standard Pacific of Fullerton, Inc                                 Nevada                                33-0702275
Standard Pacific of Orange County, Inc.                            Nevada                                33-0558026
Standard Pacific of Texas, Inc.                                   Delaware                               33-0489819
Family Lending Services, Inc.                                     Delaware                               33-0769044
The Writer Corporation                                            Delaware                               94-3361834
Saddleback Inns of the Americas                                  California                              95-2557785
SPH Title, Inc.                                                   Delaware                               99-1253993
SPS Affiliates, Inc.                                             California                              33-0258584
Standard Pacific Financing, Inc.                                 California                              33-0064952
Standard Pacific Financing, L.P.                                  Delaware                               33-0347805
StanPac Corp.                                                     Delaware                               33-0193040

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and it is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PROSPECTUS


                 Subject to Completion, Dated December 22, 2000



                                  $350,000,000


                             STANDARD PACIFIC CORP.


                                Debt Securities,
                                Preferred Stock,
                                  Common Stock
                                  and Warrants

                                _______________

     This prospectus provides a general description of the debt securities, preferred stock, common stock and warrants we may offer from time to time. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

     The aggregate initial offering price of all securities sold under this prospectus will not exceed $350,000,000. Of these securities, the selling security holders named in this prospectus may sell up to 1,500,000 shares of our common stock.

     Our common stock is listed on the New York Stock Exchange under the symbol "SPF."


     Investing in our securities involves a high degree of risk. See "Risk Factors" or "Certain Factors Affecting Our Operations" contained in the "Business" section of our filings with the SEC and the applicable prospectus supplement.

                                _______________


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                _______________


                   The date of this prospectus is __________.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Forward-Looking Statements................................................   1
About This Prospectus.....................................................   2
The Company...............................................................   2
Use of Proceeds...........................................................   3
Ratio of Earnings to Fixed Charges........................................   3
Description of Debt Securities............................................   3
Description of Warrants...................................................   7
Selling Security Holders..................................................   9
Plan of Distribution......................................................  10
Where You Can Find More Information.......................................  11
Incorporation of Certain Documents by Reference...........................  12
Experts...................................................................  13
Legal Matters.............................................................  13

     We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated into it by reference contain forward-looking statements. These forward-looking statements can generally be identified by the use of statements that include words or phrases such as "estimate," "project," "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "goal," "target" or other similar words or phrases. Forward-looking statements are not guarantees of performance and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to:

     . local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations;

     . the cost and availability of suitable undeveloped land, building materials and labor;

     . the cost and availability of construction financing and corporate debt and equity capital;

     .  the demand for single-family homes;

     .  the level of cancellations of purchase contracts by homebuyers;

     .  the cyclical and competitive nature of our business;

     . governmental regulation, including the impact of "slow growth" or similar initiatives;

     . delays in the land entitlement process, development, construction, or the opening of new home communities;

     .  adverse weather conditions and natural disasters;

     .  environmental matters;

     . risks relating to our mortgage banking operations, including hedging activities;

     . future business decisions and our ability to successfully implement our operational, growth and other strategies;

     .  litigation and warranty claims; and

     . other risks discussed in this prospectus, the applicable prospectus supplement and our filings with the Securities and Exchange Commission.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we, or under certain circumstances, selling security holders, may sell any combination of the securities described in this prospectus from time to time up to a total dollar amount of $350,000,000. We may sell these securities either separately or in units.

     The types of securities that we may offer and sell from time to time by this prospectus are:

     . debt securities, which may include guarantees of the debt securities by some or all of our subsidiaries;

     .  preferred stock;

     .  common stock; and

     . warrants entitling the holders to purchase common stock, preferred stock or debt securities.

     We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

     The selling security holders named in this prospectus may sell up to 1,500,000 shares of our common stock.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information:

     . the type and amount of securities that we or any selling security holders propose to sell;

     .  the initial public offering price of the securities;

     . the names of any underwriters or agents through or to which we will sell the securities;

     .  any compensation of those underwriters or agents; and

     . information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

     In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

                                  THE COMPANY

     We design, construct and sell high quality, single-family homes designed principally for a broad range of move-up home buyers. For over 30 years, we have been a leading builder in California. We also have well-established operations in Texas, entered the Phoenix, Arizona market in the third quarter of 1998 by acquiring an existing homebuilding operation, and in the third quarter of 2000 expanded into Colorado by acquiring The Writer Corporation. Our business is geographically diversified, with operations in: Orange, Los Angeles, Riverside, San Bernardino, San Diego and Ventura Counties in Southern California; the San Francisco Bay area of Northern California; the Dallas, Houston and Austin markets in Texas; the Phoenix metropolitan area in Arizona; and the Denver metropolitan and Ft. Collins/Northern Colorado markets in Colorado. We also provide mortgage financing and title services to our homebuyers through our subsidiaries and joint ventures, Family Lending Services, SPH Mortgage, WRT Financial and SPH Title.

     Our principal executive offices are located at 15326 Alton Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600.

                                USE OF PROCEEDS

     We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness, or for any other purposes that may be described in an accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by selling security holders.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:


                                         Nine Months                       Year Ended
                                      Ended September 30,                  December 31,
                                    ---------------------   ----------------------------------------
                                       2000     1999        1999     1998     1997     1996     1995
                                       ----     ----        ----     ----     ----     ----     ----
Ratio of earnings to fixed
 charges.........................   4.12 x    3.74 x      4.06 x   3.71 x   3.86 x   2.38 x   1.95 x

--------------
For purposes of calculating this ratio:

      . fixed charges consist of interest cost (interest expense plus capitalized interest), one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense; and

      . earnings consist of income (including income distributions from unconsolidated joint ventures) before (1) income taxes, (2) interest expensed, (3) amortization of capitalized interest in cost of sales,
         (4) income from unconsolidated joint ventures, (5) nonrecurring noncash charges of approximately $650,000 in 1999 related to the write down of leasehold improvements, and $46.5 million in 1995 related to real estate inventories, (6) one-third of estimated rent expense as representative of the interest portion of rentals and amortization of debt expense, and (7) discontinued operations and an interest portion of rentals and amortization of debt expense, and (7) discontinued operations and an extraordinary charge from early extinguishment of debt of $1.3 million, net of taxes, in 1998.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities under one or more indentures between us and a trustee chosen by us that is qualified to act as such under the Trust Indenture Act. Any of our subsidiaries that guarantee the debt securities will also enter into the indenture or a supplemental indenture. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act. Unless otherwise stated in an accompanying prospectus supplement, the trustee under the indentures will be Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago).

     The following is a summary of the material provisions of the indentures.
It does not restate the indentures entirely and is qualified by reference to the indentures. We urge you to read the indentures. We are filing or will file the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information" at page 11. References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

Terms of the Debt Securities

     Our debt securities will be secured or unsecured obligations of Standard Pacific Corp. We may issue them in one or more series. The debt securities may be convertible into shares of our common stock or our preferred stock. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

     . the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

     . the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

     . the date or dates on which principal of the debt securities will be payable;

     . the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

     . the place or places where principal, and any premium and interest, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

     . any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase the debt securities;

     . any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

     .  the denominations in which any debt securities are issuable;

     . the currency or currencies in which principal and interest will be payable, if other than United States dollars;

     . any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

     . whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

     . the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

     .  whether the debt securities will be guaranteed;

     .  the nature and terms of the security for any secured debt securities;

     . the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

     . any right of holders of the debt securities to convert them into our common stock or preferred stock and the terms of any such conversion; and

     . any other material terms of the debt securities, which may be in addition to or different than the terms set forth in the indenture and this prospectus.

     Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect subsidiaries which may guarantee the debt securities, including any terms of subordination of any such guarantee.

Events of Default and Remedies

     An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

     . our default in payment when due of the principal of or any premium on any of the debt securities of that series;

     . our default for 30 days in payment of any installment of interest on any debt security of that series;

     . default by us, or, if the debt securities are guaranteed, by any guarantor subsidiary, for 60 days after notice in the observance or performance of other covenants in the indenture or applicable supplemental indenture relating to that series;

     .  certain events involving our bankruptcy, insolvency or reorganization;
        and

     . any additional events of default set forth in the prospectus supplement to the applicable series of debt securities.

     The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

     If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

     The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

     We, and any of our guarantor subsidiaries, may terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

     . depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

     . complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

     In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we, and any of our guarantor subsidiaries, may terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

     . depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

     . complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

     A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

     Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

     . add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

     . evidence the succession of another corporation to us and the assumption by our successor of our obligations under the indenture and any series of debt securities;

     . provide for the acceptance of appointment under the indenture of a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

     .  establish the form or terms of any series of unissued debt securities;

     . provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

     . provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     .  cure any ambiguity, omission, defect or inconsistency;

     .  secure any series of debt securities; or

     . make any change that does not adversely affect the legal rights of any holder of debt securities.

     With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

     Without the consent of each holder affected, we and the trustee may not:

     . reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

     .  reduce the rate of or change the time for payment of interest;

     . reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

     . make any debt security payable at a place or in money other than that stated in the debt security;

     . modify certain provisions of the indenture relating to waivers that require the consent of holders;

     . modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

     .  adversely modify the ranking or priority of the debt securities; or

     . waive a continuing default in the payment of principal of or interest on the debt securities.

     The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

     In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

     The laws of the State of New York will govern the indenture and the debt securities.


                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock, common stock, or other securities issued by us or another issuer or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

     Each prospectus supplement for warrants to purchase debt securities will describe:

     .  the title of the debt warrants;

     .  the aggregate number of the debt warrants;

     .  the price or prices at which the debt warrants will be issued;

     . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

     . if applicable, the number of the warrants issued with each share of our preferred stock, common stock or other securities or that of another issuer;

     . if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

     . the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

     . the maximum or minimum number of the debt warrants which may be exercised at any time;

     . if applicable, a discussion of any material federal income tax considerations; and

     . any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

     Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock, Common Stock and Other Securities

     Each prospectus supplement for warrants to purchase preferred stock, common stock, and other securities will describe:

     .  the title of the warrants;

     .  the securities for which the warrants are exercisable;

     .  the price or prices at which the warrants will be issued;

     . if applicable, the number of the warrants issued with each share of our preferred stock, common stock or other securities or that of another issuer;

     . any provisions for adjustment of the number or amount of shares of our preferred stock, common stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;

     . if applicable, the date on and after which such warrants and our related preferred stock, common stock or other securities or that of another issuer will be separately transferable;

     . if applicable, a discussion of material federal income tax considerations; and

     . any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

     Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities, shares of preferred stock or common stock, or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or common stock or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

     . in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     . in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                            SELLING SECURITY HOLDERS

     All or any of the stockholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 1,500,000 shares of our common stock. Each of the potential selling security holders listed immediately below is a current or former director of Standard Pacific. The following table sets forth, as of December 19, 2000, the number of shares of our common stock that each stockholder beneficially owns. The term "selling security holders," as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling security holders may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

                                                                                       Beneficial Ownership
                                                                                     -------------------------
                                                   Positions with                     Number of     Percent of
Name of Beneficial Owner                          Standard Pacific                      Shares        Class
------------------------                          ----------------                   ------------   ----------
Arthur E. Svendsen                Mr. Arthur Svendsen has been a director and        2,800,000(1)       9.3%
                                  Chairman of the Board since 1961.  Mr. Svendsen
                                  served as our Chief Executive Officer from 1961
                                  until he retired in December 1999.

Ronald R. Foell                   Mr. Foell has been a director since 1967. Mr.        347,124(2)       1.2%
                                  Foell served as our President from 1969 until
                                  he retired in 1996.

Donald H. Spengler                Mr. Donald Spengler was a director from 1962       1,053,935(3)       3.5%
                                  until he retired in May 2000.

_______________
*    Less than 1%.
(1) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife, and 25,000 shares held beneficially and of record by trusts established for Mr. Svendsen's grandchildren.
(2) Includes 11,000 shares subject to options held by Mr. Foell which are exercisable within 60 days.
(3) Includes 9,000 shares subject to options held by Mr. Spengler which are exercisable within 60 days.

     Information regarding the shares of our common stock to be sold by each selling stockholder will be set forth in one or more prospectus supplements.

                              PLAN OF DISTRIBUTION

     The securities being offered by this prospectus may be sold:

     .  through agents,

     .  to or through underwriters,

     .  through broker-dealers (acting as agent or principal),

     . directly by us to purchasers, through a specific bidding or auction process or otherwise; or

     .  through a combination of any such methods of sale.

     The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling security holders, or from the purchasers of the securities. Selling security holders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

     Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

     If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

     If a dealer is used in the sale of the securities, we, the selling security holder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

     We may directly solicit offers to purchase the securities and we or the selling security holders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

     Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling security holders to indemnification by us or the selling security holders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

     Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

     We may permit certain of our stockholders or their transferees, pledgees, donees, heirs or other successors to sell our common stock pursuant to this prospectus in conjunction with an offering by us. The selling security holders may only sell pursuant to this prospectus with our consent, which consent may be withheld in our sole discretion. If selling security holders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling security holders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling security holders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

     Because selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

     Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:


       Public Reference Room                  Seven World Trade Center                     Citicorp Center
             Room 1024                               Suite 1300                        500 West Madison Street
       450 Fifth Street, N.W.                New York, New York  10048                        Suite 1400
      Washington, D.C.  20549                                                          Chicago, Illinois  60661

     You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.
                                               ------------------

     In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. You should read the registration statement for further information about us and our common stock.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

     a. Our Annual Report on Form 10-K for the year ended December 31, 1999;

     b. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     c. Our Current Reports on Form 8-K, filed July 27, 2000, August 28, 2000, September 8, 2000 and December 26, 2000; and

     d. The description of our common stock and our preferred stock purchase rights contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description.

     We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

                          Clay A. Halvorsen, Secretary
                             Standard Pacific Corp.
                              15326 Alton Parkway
                            Irvine, California 92618
                           Telephone:  (949) 789-1600


     Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

                                    EXPERTS

  The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
                                 LEGAL MATTERS

  Gibson, Dunn & Crutcher LLP of Los Angeles, California will issue an opinion with respect to the validity of the securities being offered by this prospectus. Robert K. Montgomery, a partner of Gibson, Dunn & Crutcher LLP, and members of his family hold approximately 40,000 shares of our common stock on the date of this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

                                 $350,000,000



                                    [LOGO]



                            Standard Pacific Corp.

                                Debt Securities
                                Preferred Stock,
                                 Common Stock
                                 and Warrants



                               ________________
                                  Prospectus
                               ________________



                               December __, 2000

                              __________________

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts are estimated except the SEC registration fee.


          SEC Registration Fee...............................  $ 87,500
          Printing Expenses..................................    30,000
          Legal Fees and Expenses............................    50,000
          Accounting Fees and Expenses.......................    10,000
          Miscellaneous......................................    10,000
              Total..........................................  $187,500

Item 15. Indemnification of Directors and Officers.

     Standard Pacific is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Further subsections of DGCL Section 145 provide that:

     (1) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

     (2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholder or disinterested directors or otherwise; and

     (3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     As used in this Item 15, the term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Standard Pacific, and whether civil, criminal, administrative, investigative or otherwise.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Standard Pacific's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Standard Pacific will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of Standard Pacific or is or was serving at the request of Standard Pacific as a director or officer of another corporation or enterprise. Standard Pacific has entered into indemnification agreements with its officers and directors. Standard Pacific may, in its discretion, similarly indemnify its employees and agents. Standard Pacific's Certificate relieves its directors from monetary damages to Standard Pacific or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law,
(iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, Standard Pacific may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company.

     Standard Pacific currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific.

Item 16. Exhibits and Financial Schedule.

     See the Exhibit Index attached to this Registration Statement and incorporated by reference.

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d0 of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Standard Pacific Corp., and the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on December 22, 2000


                                 STANDARD PACIFIC CORP.

                                     /s/ Stephen J. Scarborough
                                 By: ________________________________________
                                 Name:  Stephen J. Scarborough
                                 Title: President and Chief Executive Officer


                                 CO-REGISTRANTS


                                 Standard Pacific Active Adult Communities, Inc. Standard Pacific of Arizona, Inc.
                                 Standard Pacific Construction, Inc.
                                 Standard Pacific of Fullerton, Inc
                                 Standard Pacific of Orange County, Inc.
                                 Standard Pacific of Texas, Inc.
                                 Family Lending Services, Inc.
                                 The Writer Corporation
                                 Saddleback Inns of the Americas
                                 SPH Title, Inc.
                                 SPS Affiliates, Inc.
                                 Standard Pacific Financing, Inc.
                                 Standard Pacific Financing, L.P.
                                    By:  StanPac Corp.
                                         General Partner
                                 StanPac Corp.


                                     /s/ Clay A. Halvorsen
                                 By: ________________________________________

                                 Name:  Clay A. Halvorsen
                                 Title: Secretary/Assistant Secretary
                                        of the Co-Registrants listed above

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arthur E. Svendsen, Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.


Signature                              Title                                              Date
---------                              -----                                              ----
  /s/  ARTHUR E. SVENDSEN               Chairman of the Board of Directors                December 22, 2000
------------------------------------
       Arthur E. Svendsen

                                        Chief Executive Officer, President and
  /s/  STEPHEN J. SCARBOROUGH           Director (Principal Executive Officer)            December 22, 2000
------------------------------------
      Stephen J. Scarborough

  /s/   ANDREW H. PARNES                Vice President--Finance, Treasurer and Chief
------------------------------------    Financial Officer (Principal Financial Officer)   December 22, 2000
        Andrew H. Parnes

  /s/   MICHAEL C. CORTNEY
------------------------------------    Director                                          December 22, 2000
        Michael C. Cortney


------------------------------------   Director                                           December __, 2000
          James L. Doti

  /s/    RONALD R. FOELL
------------------------------------   Director                                           December 22, 2000
         Ronald R. Foell


------------------------------------   Director                                           December __, 2000
        Douglas C. Jacobs

 /s/    KEITH D. KOELLER
------------------------------------   Director                                           December 22, 2000
        Keith D. Koeller

  /s/    LARRY MCNABB
------------------------------------   Director                                           December 22, 2000
         Larry McNabb

  /s/  JEFFREY V. PETERSON
------------------------------------   Director                                           December 22, 2000
      Jeffrey V. Peterson

Co-Registrants


Standard Pacific Active Adult Communities, Inc.
------------------------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/  STEPHEN J. SCARBOROUGH          Chairman & Assistant Secretary                    December 22, 2000
------------------------------------   (Principal Executive Officer)
      Stephen J. Scarborough

  /s/    ANDREW H. PARNES              Treasurer
------------------------------------   (Principal Financial Officer)                     December 22, 2000
         Andrew H. Parnes

  /s/   MICHAEL C. CORTNEY
------------------------------------   Director                                          December 22, 2000
        Michael C. Cortney

 /s/     SCOTT D. STOWELL
------------------------------------   Director                                          December 22, 2000
         Scott D. Stowell

  /s/   JARI L. KARTOZIAN
------------------------------------   Director                                          December 22, 2000
        Jari L. Kartozian

  /s/     RALPH SPARGO
------------------------------------   Director                                          December 22, 2000
          Ralph Spargo



Standard Pacific of Arizona, Inc.
----------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/  KATHLEEN R. WADE                President                                         December 22, 2000
------------------------------------   (Principal Executive Officer)
       Kathleen R. Wade

  /s/    TIM LITTLE                    Secretary & Treasurer                             December 22, 2000
------------------------------------   (Principal Financial Officer)
         Tim Little

 /s/  ARTHUR E. SVENDSEN
------------------------------------   Director                                          December 22, 2000
      Arthur E. Svendsen

 /s/  STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
      Stephen J. Scarborough

  /s/   ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
        Andrew H. Parnes

Standard Pacific Construction, Inc.
-----------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/   KATHLEEN R. WADE              President                                          December 22, 2000
------------------------------------   (Principal Executive Officer)
        Kathleen R. Wade

  /s/    TIM LITTLE                    Secretary & Treasurer                             December 22, 2000
------------------------------------   (Principal Financial Officer)
         Tim Little

  /s/   ARTHUR E. SVENDSEN
------------------------------------   Director                                          December 22, 2000
        Arthur E. Svendsen

  /s/   STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
        Stephen J. Scarborough

  /s/     ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
          Andrew H. Parnes



Standard Pacific of Fullerton, Inc.
-----------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/   SCOTT D. STOWELL               Chairman of the Board & President                 December 22, 2000
------------------------------------   (Principal Executive Officer)
        Scott D. Stowell

  /s/  BELINDA M. LASATER              Treasurer                                         December 22, 2000
------------------------------------   (Principal Financial Officer)
       Belinda M. Lasater

 /s/  STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
      Stephen J. Scarborough

  /s/  ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
       Andrew H. Parnes

  /s/  JARI L. KARTOZIAN
------------------------------------   Director                                          December 22, 2000
       Jari L. Kartozian

Standard Pacific of Orange County, Inc.
---------------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ SCOTT D. STOWELL                  Chairman of the Board & President                 December 22, 2000
------------------------------------   (Principal Executive Officer)
        Scott D. Stowell

 /s/ BELINDA M. LASATER                Treasurer                                         December 22, 2000
------------------------------------   (Principal Financial Officer)
       Belinda M. Lasater

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
     Stephen J. Scarborough

 /s/ ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
        Andrew H. Parnes

 /s/ JARI L. KARTOZIAN
------------------------------------   Director                                          December 22, 2000
        Jari L. Kartozian



Standard Pacific of Texas, Inc.
-------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ ARTHUR E. SVENDSEN                Chairman of the Board & CEO                       December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

 /s/ ANDREW H. PARNES                  Vice President & Treasurer & Director             December 22, 2000
------------------------------------   (Principal Financial Officer)
          Andrew H. Parnes

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
       Stephen J. Scarborough

Family Lending Services, Inc.
-----------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ ARTHUR E. SVENDSEN                Chairman of the Board & Director                  December 22, 2000
------------------------------------   (Principal Executive Officer)
        Arthur E. Svendsen

 /s/ HELEN L. TERNES                   Vice-President & Treasurer                        December 22, 2000
------------------------------------   (Principal Financial Officer)
         Helen L. Ternes

 /s/ RICHARD N. AMBROSE
------------------------------------   Director                                          December 22, 2000
        Richard N. Ambrose

 /s/ ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
        Andrew H. Parnes

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
      Stephen J. Scarborough


------------------------------------   Director                                          December __, 2000
         Bruce Watterson

 /s/ JARI L. KARTOZIAN
------------------------------------   Director                                          December 22, 2000
        Jari L. Kartozian



The Writer Corporation
----------------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ GEORGE S. WRITER, JR.             Chief Executive Officer & Director                December 22, 2000
------------------------------------   (Principal Executive Officer)
       George S. Writer, Jr.

 /s/ DANIEL J. NICKLESS                President, Chief Financial Officer & Treasurer    December 22, 2000
------------------------------------   (Principal Financial Officer)
        Daniel J. Nickless

 /s/ ARTHUR E. SVENDSEN
------------------------------------   Director                                          December 22, 2000
        Arthur E. Svendsen

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
      Stephen J. Scarborough

 /s/ ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
         Andrew H. Parnes

Saddleback Inns of the Americas
--------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/   ARTHUR E. SVENDSEN             President & Director                              December 22, 2000
------------------------------------   (Principal Executive Officer)
        Arthur E. Svendsen

  /s/   ANDREW H. PARNES               Vice-President & Treasurer & Director             December 22, 2000
------------------------------------   (Principal Financial Officer)
        Andrew H. Parnes

  /s/   CLAY A. HALVORSEN
------------------------------------   Secretary and Director                            December 22, 2000
         Clay A. Halvorsen



SPH Title, Inc.
---------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/    ARTHUR E. SVENDSEN            Chairman of the Board & CEO                       December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

  /s/    ANDREW H. PARNES             Vice President & Treasurer & Director             December 22, 2000
------------------------------------   (Principal Financial Officer)
          Andrew H. Parnes

  /s/  STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
       Stephen J. Scarborough



SPS Affiliates, Inc.
--------------------


Signature                              Title                                             Date
---------                              -----                                             ----
  /s/    ARTHUR E. SVENDSEN            Chairman of the Board                             December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

  /s/     HELEN L. TERNES              Chief Financial Officer                           December 22, 2000
------------------------------------   (Principal Financial Officer)
          Helen L. Ternes

  /s/     ANDREW H. PARNES
------------------------------------   Director                                          December 22, 2000
          Andrew H. Parnes

  /s/    RICHARD N. AMBROSE
------------------------------------   Director                                          December 22, 2000
         Richard N. Ambrose

Standard Pacific Financing, Inc.
--------------------------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ ARTHUR E. SVENDSEN                Chairman of the Board                             December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

 /s/ ANDREW H. PARNES                  President & Treasurer & Director                  December 22, 2000
------------------------------------   (Principal Financial Officer)
          Andrew H. Parnes

 /s/ CLAY A. HALVORSEN
------------------------------------   Director                                          December 22, 2000
         Clay A. Halvorsen


Standard Pacific Financing, L.P.
-----------------------------------
By:  StanPac Corp.
     General Partner


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ ARTHUR E. SVENDSEN                Chairman of the Board & CEO of StanPac Corp.      December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

 /s/ ANDREW H. PARNES                  Vice President & Treasurer & Director of          December 22, 2000
------------------------------------   StanPac Corp.(Principal Financial Officer)
          Andrew H. Parnes

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director of StanPac Corp.                         December 22, 2000
       Stephen J. Scarborough



StanPac Corp.
-------------


Signature                              Title                                             Date
---------                              -----                                             ----
 /s/ ARTHUR E. SVENDSEN                Chairman of the Board & CEO                       December 22, 2000
------------------------------------   (Principal Executive Officer)
         Arthur E. Svendsen

 /s/ ANDREW H. PARNES                  Vice President & Treasurer & Director             December 22, 2000
------------------------------------   (Principal Financial Officer)
          Andrew H. Parnes

 /s/ STEPHEN J. SCARBOROUGH
------------------------------------   Director                                          December 22, 2000
       Stephen J. Scarborough

                                 EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
1.1       Form of Underwriting Agreement*

4.1 Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's registration statement on Form S-4 (No. 33-42293).

4.2 Certificate of Correction of Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's registration statement on Form 8-B (No. 1-10959) filed with the Securities and Exchange Commission on December 17, 1991.

4.3 Form of Certificate of Amendment to Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's registration statement on Form 8-B (No. 1-10959) filed with the Securities and Exchange Commission on December 17, 1991.

4.4 Form of Certificate of Merger of the Registrant, incorporated by reference to Exhibit 3.4 of the registrant's registration statement on Form 8-B (No. 1-10959) filed with the Securities and Exchange Commission on December 17, 1991.

4.5 Bylaws of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

4.6       Form of specimen stock certificate, incorporated by reference to
          Exhibit 28.3 of the registrant's registration statement on Form S-4 (No. 33-42293).

4.7 Rights Agreement, dated as of December 31, 1991, between the registrant and Manufacturers Hanover Trust Company of California, as Rights Agent, incorporated by reference to Exhibit 4.1 of the registrant's registration statement on Form S-4 (No. 33-42293).

4.8 Amendment No. 1 to Rights Agreement, between the registrant and Manufacturers Hanover Trust registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

4.9 Senior Debt Securities Indenture, dated as of April 1, 1999, by and between the registrant and First National Bank of Chicago, as Trustee, incorporated by reference to the registrant's current report on Form 8-K dated April 15, 1999.

4.10 Form of Senior Subordinated Debt Securities Indenture incorporated by reference to Exhibit 4.1(b) to the registrant's registration statement on Form S-3 (No. 333-64719).

4.11 Form of Subordinated Debt Securities Indenture incorporated by reference to Exhibit 4.1(c) to the registrant's registration statement on Form S-3 (No. 333-64719).

4.12 First Supplemental Indenture to the Senior Debt Securities Indenture, dated as of April 13, 1999, by and between the registrant and The First National Bank of Chicago, as Trustee, with Form of Note attached, incorporated by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K dated April 16, 1999.

4.13 Second Supplemental Indenture to the Senior Debt Securities Indenture, dated as of September 5, 2000, by and between the registrant and Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as Trustee, with Form of Note attached, incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed September 8, 2000.

4.14      Form of Warrant Agreement.*

4.15      Form of Warrant.*

5.1       Opinion of Gibson, Dunn & Crutcher LLP.*

12.1      Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).*

23.2      Consent of Arthur Andersen LLP, Independent Public Accountants.

24.1 Powers of Attorney (included on signature page of this registration statement).

25.1      Statement of Eligibility of Trustee on Form T-1.

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.